                                                                      EXHIBIT 11

                          RTW, INC. AND SUBSIDIARY
   STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED NET INCOME PER SHARE

                                                          FOR THE THREE
                                                           MONTHS ENDED
                                                             MARCH 31,
                                                               1999
                                                          --------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                    12,231,668

STOCK OPTIONS
     Options at $25.00                                               --
     Options at $19.33                                               --
     Options at $16.67                                               --
     Options at $12.50                                               --
     Options at $10.75                                               --
     Options at $  8.67                                              --
     Options at $  7.13                                              --
     Options at $  7.00                                              --
     Options at $  6.75                                              --
     Options at $  5.81                                          15,183
     Options at $  5.00                                          20,509
     Options at $  4.75                                           2,326
     Options at $  4.38                                          30,902
     Options at $  2.67                                          16,449
     Options at $  2.00                                          19,187
                                                          --------------

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                  12,336,224
                                                          --------------
                                                          --------------


NET INCOME ($000'S)                                              $1,233
                                                          --------------
                                                          --------------

NET INCOME PER SHARE:
     BASIC INCOME PER SHARE                                       $0.10
                                                          --------------
                                                          --------------
     DILUTED INCOME PER SHARE                                     $0.10
                                                          --------------
                                                          --------------


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